Sub-Item 77K

Cornerstone Total Return Fund, Inc.


The Proxy Statement on Schedule 14A for Cornerstone Total Return Fund, Inc. (accession number 0000909012-02-000235), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on March 25, 2002.